EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statement of CH Energy Group Inc. on Form S-8 (No. 333-111984) of our report, dated May 20, 2005, relating to the financial statements of Central Hudson Gas & Electric Corporation Savings Incentive Plan which appears in this Annual Report on Form 11-K.


/s/ Insero, Kasperski, Ciaccia & Co., P.C.
Certified Public Accountants

Rochester, New York
June 28, 2005


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